Exhibit 99.1

July 22, 2019

OTC Markets Group, Inc.

304 Hudson Street, 3rd Floor
New York, NY 10013

RE: North Springs Resources Corporation (the "Issuer")

Dear Sir or Madam:

I represent North Springs Resources Corporation (Symbol: NSRS)), a Nevada corporation (the "Issuer") as its legal counsel. My client has requested that I render a legal opinion as to whether there is adequate current information available on the OTC Disclosure and News Service for the Issuer and related matters relative to its Annual Report for the periods ended April 30, 2018, its Quarterly Reports for the Quarters ended July 31, 2018, October 31, 2018 and January 31, 2019 and its Annual Report for the period ended April 30, 2019. I am not a employee of the Issuer and I have received no shares of the Issuer's stock in payment for my services. Further, I have no agreement in place to receive future shares of the Issuer's stock in payment for services and I do not own, directly or beneficially, any shares of the Issuer's securities.

This opinion is meant to apply to the laws of the United States.

I am a resident of the United States and licensed to practice in the state courts of Oregon and Washington and am also admitted to practice in the U.S. District Court for the District of Oregon and in the U.S. Tax Court. I am also permitted to practice before the Securities and Exchange Commission ("SEC"), and have not been prohibited from practice thereunder. I am not now nor have I ever been suspended or barred from practicing in any state or jurisdiction nor have I ever been charged in a civil or criminal case.

This opinion does not rely on the work of other counsel.

I have examined the corporate records, documents and such questions of law that I consider necessary or appropriate for purposes of rendering this Opinion Letter. In my review I have met with the Board of Directors and management of the Issuer and have relied upon the representations of management and officers whom I believe to be reliable sources. I have reviewed the Issuer's corporate records including the following:

•	Annual Report for the year ended April 30, 2018 (posted July 22, 2019)
•	Quarterly Report for the period ended July 31, 2018 (posted July 22, 2019)
•	Quarterly Report for the period ended October 31, 2018 (posted July 22, 2018)
•	Quarterly Report for the period ended January 31, 2019 (posted July 22, 2019)
•	Annual Report for the year ended April 30, 2019 (posted July 22, 2019)

OTC Markets Group, Inc. - p.2	July 22, 2019
RE: North Springs Resources Corporation (the "Issuer")

In my review I have relied upon the representations of management and officers of the Issuer and on publicly available information regarding the Issuer including financial statements listed above.

I have personally spoken with James Pulver, who is the CEO/CFO and the sole member of the Board of Directors of the Issuer, and all of the information I requested as a basis for this opinion has been provided to me and I believe the sources of information reviewed are reliable. In addition, I have reviewed the definition of current information set forth in SEC Rule 144(c)(2) under the Act ("Other Public Information") as well as the relevant provisions of Rule 15c2-11 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the OTC Markets Group's Guidelines for Providing Adequate Current Information. In my opinion, the information provided:

(A)       constitutes "adequate public information" concerning the Securities and the Issuer and "is available' within the meaning of Rule 144(c)(2) of the Act;

(B)       includes all of the information that a broker-dealer would be required to obtain from the issuer to publish a quotation for the Securities under Rule 15c2-11 under the Exchange Act;

(C)       complies as to form with the OTC Markets Group's Guidelines for Providing Adequate Current Information, which is located at:

www.otcmarkets.com

and

(D)       has been posted through the OTC Disclosure and News Service.

The Issuer represents that it is not now nor has it ever been a "shell" corporation as defined in Rules 405 of the Securities Act of 1933 and 12b-2 of the Exchange Act of 1934. My research of public filings supports this statement.

All of the financial statements for the Issuer for the periods covered by this opinion are the ultimate responsibility of James Pulver. These financial statements have been prepared by me. The financial statements for these periods were prepared by me and reviewed by Mr. Pulver. In addition to being an attorney with over 30 of practicing experience, I have also been a practicing CPA licensed in the state of Oregon for nearly 40 years working with a wide variety of tax and accounting clients in all manner of situations.

These financial statements have not been audited or presented as such.

The transfer agent for the Issuer is Action Stock Transfer Corporation, 24693 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121. The transfer agent is registered with the SEC. I have requested and obtained a copy of the shareholders' list provided to me by management and have confirmed that the number of shares issued is consistent with the corporate records of the Issuer. I have reviewed the disclosure documents currently published on otcmarkets.com for this Issuer, and have personally reviewed the information, as amended, published by the Issuer on OTC Markets News Service, and have discussed the information with management.

OTC Markets Group, Inc. - p.3	July 22, 2019
RE: North Springs Resources Corporation (the "Issuer")

Caveat Emptor:

The Issuer has been given the Caveat Emptor designation. Accordingly, the following information is provided:

James D. Pulver is the CEO, CFO, secretary and the only member of the Board of Directors of the Issuer. Mr. Pulver's business address is 11705 Boyette Road, Suite 437, Riverview, Florida 33569. Mr. Pulver owns 258,002,500 common shares of the Issuer, which is equivalent to 75% of the outstanding common shares. Mr. Pulver also owns 10,000,000 preferred series A shares of the Issuer, which is equivalent to 99% of the outstanding preferred shares. No other party owns 5% or more of any class of the Issuer's outstanding stock.

Mr. Pulver received his shares as follows:

On November 2, 2015 Mr. Pulver received 57,950,000 common shares of the Issuer as compensation for his past service as CEO, CFO, Secretary and Chairman of the Board of Directors.

On November 17, 2015 Mr. Pulver purchased 52,500 common shares from Harry Lappa, former CEO of the Company, in a private transaction.

On August 31, 2016 Mr. Pulver received 200,000,000 common shares of the Issuer as compensation for his past service as CEO, CFO, Secretary and Chairman of the Board of Directors.

On November 17, 2015 Mr. Pulver received the first of two installments of 5,000,000 series A preferred shares as compensation for his services to that time as CEO, CFO, Secretary and chairman of the Board of Directors. On April 26, 2016 Mr. Pulver received the second 5,000,000 series A preferred share installment referenced above.

All of the shares issued to Mr. Pulver, both common and preferred, contained a legend stating that the securities have not been registered under the Securities Act and setting forth or referring to restrictions on transferability and sale of the securities.

All of the Disclosure Reports reviewed here were prepared by Mr. Pulver with assistance from me, Vic Devlaeminck. My business address is 10013 N.E. Hazel Dell Avenue, Suite 317, Vancouver, WA 98685. In addition to being an attorney with over 30 of practicing experience, I have also been a practicing CPA licensed in the state of Oregon for nearly 40 years working with a wide variety of tax and accounting clients in all manner of situations. I have neither received nor been promised any securities of the Issuer as compensation for my services. 'I do not own, either directly or beneficially, any shares of any class of the Issuer.

No other party participated in any manner in the preparation of these Disclosure Reports.

OTC Markets Group, Inc. - p.4	July 22, 2019
RE: North Springs Resources Corporation (the "Issuer")

I have made specific inquiry of Mr. Pulver and, based upon such inquiries and other information available to me, any sales of the Issuer's securities by insiders within the twelve month period prior to this opinion have been made in compliance with Rule 144, including, without limitation, any required filings of Form 144, and nothing has come to my attention indicating that any of the insiders is in possession of any material non-public information regarding the Issuer or the securities that would prohibit any of them from buying or selling the securities under Rules 10b-5 or 105-1 under the Exchange Act. In point of fact, no actual sales by insiders occurred during this period.

I have confirmed with management that management is not aware of any promotional activity concerning the Issuer's stock within the previous two years. Further, I have confirmed with management that management is not aware of any investigation of the Issuer or of any beneficial owner, officer, director or legal counsel of the Issuer by any federal or state regulatory authority, including the SEC. After a review of documents as set forth above, and consultation with management, it is my opinion that the information presently being provided by the Issuer to OTC Markets Disclosure and News Service in the Financial Reports and Disclosure Information constitutes adequate current public information concerning the Issuer within the meaning of Rule 144(c)(2) of the Act.

OTC Markets, Inc., is entitled and authorized to rely upon this letter in determining whether the Issuer has made adequate information publicly available within the meaning of Rule 144(c)(2) under the Securities Act of 1933. No person other than OTC Markets, Inc., is entitled to rely on this letter, but full permission is granted to OTC Markets, Inc., to publish this letter through the OTC Disclosure and News Service for viewing by the public and regulators.

Sincerely,

Vic Devlaeminck

Attorney for North Springs Resources Corporation
VD/wp